As filed with the Securities and Exchange Commission on August 21, 2000

                                          Registration No. 333-41164

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             FIFTH THIRD BANCORP
           (Exact name of registrant as specified in its charter)

              Ohio                               31-0854434
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

                               _______________

                 Fifth Third Center, Cincinnati, Ohio 45263
                               (513) 579-5300
  (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                               _______________

                           Paul L. Reynolds, Esq.
                             Fifth Third Bancorp
                          38 Fountain Square Plaza
                           Cincinnati, Ohio 45263
                            Phone:  (513)579-5300
                            Fax:  (513) 744-6757
              (Name, address, including Zip Code and telephone
             number, including area code, of agent for service)

                               _______________

                        Copies of Communications to:
                          Richard G. Schmalzl, Esq.
                          Jeffrey L. Stainton, Esq.
                           Graydon, Head & Ritchey
                           1900 Fifth Third Center
                              511 Walnut Street
                           Cincinnati, Ohio 45202
                           Phone:  (513) 621-6464
                             Fax: (513) 651-3836

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
Title of Each Class                                 Proposed Maximum    Proposed Maximum
of Securities to              Amount to be          Offering Price      Aggregate Offering    Amount of
be Registered                 Registered (1)        per Unit(3)         Price(3)              Registration Fee(4)
-----------------------------------------------------------------------------------------------------------------

Common Stock, no par value    1,500,000 shares(2)       (3)                (3)                    $17,028(3)

<F1>  In addition, pursuant to Rule 416, this registration statement covers such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
<F2>  As adjusted to reflect the three-for-two stock split of Fifth Third
      Common Stock effective July 14, 2000, which ocurred after the initial filing of the registration statement.
<F3>  Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                                 PROSPECTUS

                             FIFTH THIRD DIRECT


      Fifth Third Bancorp ("Fifth Third") is pleased to offer individuals the opportunity to participate in Fifth Third Direct, a convenient and low cost stock purchase and dividend reinvestment plan ("Plan"). Fifth Third Direct is available for new investors to make an initial investment in Fifth Third common stock, for existing participants in Fifth Third's Shareholder Reinvestment Plan, or for other shareholders to increase their holdings of Fifth Third common stock. Fifth Third Direct replaces the current Fifth Third Shareholder Reinvestment Plan ("Shareholder Reinvestment Plan"). If you are currently enrolled in the existing Shareholder Reinvestment Plan you will automatically be enrolled in Fifth Third Direct.


      Fifth Third Direct offers you the opportunity to:

      * Buy shares of Fifth Third common stock conveniently and economically, even if you are not currently a Fifth Third shareholder.

      * If you wish, reinvest all, or a portion of your cash dividends in Fifth Third common stock.

      * Build your investment over time, starting with an initial investment of as little as $500.00 and the ability to invest up to an additional $5,000.00 bi-monthly.

      * Authorize automatic monthly investments in Fifth Third common stock from your checking or savings account.


      * Send in your Fifth Third stock certificates for safekeeping in the Plan.


      Fifth Third is a financial services holding company with its principal office located at 38 Fountain Square, Cincinnati, Ohio 45263. Fifth Third's common stock is traded on the Nasdaq National Market under the symbol "FITB".


      This prospectus relates to an offering of up to 1,500,000 shares of Fifth Third common stock to be offered for purchase and dividend reinvestment under Fifth Third Direct. Shares acquired under Fifth Third Direct will be shares purchased for participants in the open market. Shares purchased for participants in the Plan in the open market will be purchased at the market price of the common stock on the Nasdaq National Market on the date of purchase.


      Please read this prospectus carefully and retain it and any future investment statements for future reference. If you have any questions about Fifth Third Direct, please call Fifth Third Bank, the Plan Administrator, toll free at 1-800-837-2755. Customer service representatives are available between the hours of 8 A.M. and 5 P.M. Eastern Time, Monday through Friday.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      The shares of Fifth Third common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investment in our common stock, as with any investment in common stock, involves investment risks, including the risk of possible loss of value.


              The date of this Prospectus is August 21, 2000.

                                PLAN SUMMARY

      This Prospectus describes the terms of the Fifth Third Direct investment plan. Please read this Prospectus carefully before enrolling in Fifth Third Direct.


Fifth Third Direct replaces the former Fifth Third Shareholder Reinvestment Plan. If you have an account in the Shareholder Reinvestment Plan on September 30, 2000, your account will be changed to a Fifth Third Direct account on that date without any action on your part.

Enrollment. To enroll in Fifth Third Direct, you must be a registered owner of Fifth Third common stock, or you may become a registered owner by buying a minimum of $500.00 of Fifth Third common stock through Fifth Third Direct when you enroll. If you are not a registered owner, there is a one-time $20.00 registration fee for your initial purchase of Fifth Third common stock.


Your Fifth Third Direct Account. When you enroll in Fifth Third Direct, an account will be opened in your name to hold the shares of Fifth Third common stock you buy. The shares in the account will be held in "book entry" form. Instead of receiving stock certificates, you will receive quarterly statements of your account. However, you may obtain stock certificates for shares held in your account at any time, upon request for a fee of $10.00 per certificate.


Dividend Reinvestment Option. You may choose to reinvest the dividends paid on any or all shares in your Fifth Third Direct account, or to receive cash dividends. If you have your dividends reinvested, the shares purchased will be added to your Fifth Third Direct account. There is an administrative fee of 5% of the total amount invested to a maximum of $3.00 for each dividend reinvestment plus $0.04 commission per share.

Additional Purchases. You may make additional purchases of Fifth Third common stock through Fifth Third Direct. You may buy from $50.00 up to $5,000.00 of Fifth Third common stock per transaction as often as twice a month. Any purchases paid by check or money order will incur a $3.00 processing fee per transaction plus $0.04 commission per share.

Automatic Account Deductions. Rather than purchasing additional shares by check or money order, you may make automatic additional monthly purchases of Fifth Third common stock by means of electronic funds transfer from your bank checking or savings account. Purchases made using automatic checking or savings account deductions will incur a $2.00 processing fee per transaction plus $0.04 commission per share. Participants who do not make a minimum of twelve automatic transactions in a twelve-month time period will incur a $25.00 transaction fee.


Safekeeping. You may send your Fifth Third common stock certificates to us for safekeeping. The shares will be converted to book entry shares to be held in your Fifth Third Direct account.


Selling Shares in Your Account. You may sell all or some of the shares held in your account at the market price on the date of sale. Sale dates are on each Friday of each month or the next business day if Friday is a day the markets are closed or a bank holiday. A transaction fee of $10.00, plus commission of $0.04 per share, will be deducted from the sale proceeds.

Contact Information. Our wholly owned subsidiary, Fifth Third Bank, will be the Plan Administrator for Fifth Third Direct and will act as agent for participants in Fifth Third Direct. You may contact Fifth Third Bank for enrollment forms or with questions as follows:

      Telephone:   1-800-837-2755

      Mail:        Fifth Third Direct
                   c/o Fifth Third Bank
                   38 Fountain Square Plaza, MD 10AT66
                   Cincinnati, Ohio  45263


Forms. Your Fifth Third Direct statement will contain a form that may be used for any future Fifth Third Direct transactions. Call Fifth Third Bank if you require any additional forms.

Transaction Fees. You are responsible for the transaction fees described in this Prospectus. New holders will be charged a one-time $20.00 registration fee upon enrollment in the Plan. Beginning September 30, 2000, the fees shown below will apply to all shareholders for additional purchases and sales of stock and will apply to each purchase or sale in your account. All fees are subject to change. Except as described in this Prospectus, Fifth Third pays the costs of administering Fifth Third Direct.


      Dividend Reinvestment Fee                   5% of the amount reinvested,
                                                  Maximum of $3.00
                                                  plus $0.04 commission per
                                                  share

      Purchase by check or money order            $3.00 per purchase
                                                  plus $0.04 commission per
                                                  share

      Monthly purchase by automatic withdrawal    $2.00 per purchase
                                                  plus $0.04 commission per
                                                  share

      Sale of stock                               $10.00 plus
                                                  $0.04 commission per share


      Stock Certificate                           $10.00 per certificate

      Withdrawal/Termination from Plan            $10.00


      Returned Check/Insufficient Funds           $25.00 per check/ACH reject

      Duplicate Statement                         $10 per year requested


      (If a check or ACH withdrawal is returned for insufficient funds, Fifth Third Bank reserves the right to sell all or a portion of your plan shares to cover the returned check fee. See Question 15.)


Because this is a summary of the Fifth Third Direct plan, it may not contain all the information that may be important to you. You should read the entire Prospectus carefully.

                           FIFTH THIRD DIRECT PLAN
                           -----------------------

      The following questions and answers explain and constitute the terms of the Fifth Third Direct stock purchase and dividend reinvestment plan:

1.    What is Fifth Third Direct?


      Fifth Third Direct is a convenient and low cost stock purchase and dividend reinvestment plan available for new investors to make an initial investment in Fifth Third common stock, for existing participants in Fifth Third's Shareholder Reinvestment Plan, or other current shareholders to increase their holdings of Fifth Third common stock. Under Fifth Third Direct, you may elect to have dividends automatically reinvested in Fifth Third common stock and/or to make optional cash investments through the Plan Administrator, Fifth Third Bank. Participation in Fifth Third Direct is entirely voluntary and we give no advice regarding your decision to join the Plan. However, if you decide to participate in this Plan, an enrollment form and reply envelope are enclosed for your convenience.


2.    What are the options available under Fifth Third Direct?

      Fifth Third Direct participants may choose to:

      * Have dividends paid on their Fifth Third common stock automatically reinvested in additional shares of Fifth Third common stock;

      * Make their initial investment in Fifth Third common stock through the Plan; and/or

      * Make additional cash investments in Fifth Third common stock, including the option to make automatic monthly purchases by authorizing electronic funds transfers from a designated checking or savings account.

      Please refer to the Plan Summary and Question 7 for details on the various fees you may be required to pay, to Question 8 for additional information regarding your dividend reinvestment options and Question 9 for further information regarding your options for making additional cash investments.

3.    Who is eligible to participate in Fifth Third Direct?

      All U.S. citizens are eligible to participate in Fifth Third Direct, whether or not they are currently shareholders of Fifth Third. If you are not a U.S. citizen, you may participate in Fifth Third Direct, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to deny or terminate participation of any shareholder if we deem it advisable under any applicable laws or regulations. All payments to Fifth Third Bank shall be made payable in U.S. dollars.

4.    How do I enroll in Fifth Third Direct?


      To enroll, you must be a registered owner of Fifth Third common stock, or you may become a registered owner by buying a minimum of $500.00 in common stock through Fifth Third Direct and enrolling that stock in Fifth Third Direct at the same time. Both methods are described below.

      * If you have an account in the current Fifth Third Shareholder Reinvestment Plan, your account will be changed to a Fifth Third Direct account on September 30, 2000, without any action on your part. If you do not want to participate in Fifth Third Direct and desire to close your account under the Fifth Third Shareholder Reinvestment Plan please contact Fifth Third Bank for instructions before September 15, 2000, at 1-800-837-2755.

      * If you are a registered owner (which means that you already own at least one share of Fifth Third stock in your name), but do not currently participate in the Fifth Third Shareholder Reinvestment Plan, you may complete an enrollment form to enroll in the Plan. Once you receive your enrollment package, complete and mail back the enrollment form.

      * You may become a registered owner by purchasing Fifth Third common stock through Fifth Third Direct, and enroll those shares in Fifth Third Direct at the same time. The minimum initial purchase is $500.00, and you must also enclose a one-time administrative fee of $20.00. Complete and mail back the enrollment form and enclose a check or money order payable to "Fifth Third Direct."


      * All money must be in U.S. dollars and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that they may provide you with a check that clears through a U.S. bank and may print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please do not send cash.

5.    Who is the Plan Administrator?


      Our wholly owned subsidiary, Fifth Third Bank, will be the Plan Administrator for Fifth Third Direct. Fifth Third Bank will keep records, send quarterly statements of account to you and perform other administrative duties relating to Fifth Third Direct. Shares of common stock purchased by you under the Plan will be registered in the name of Fifth Third Bank or its nominee, as custodian, and will be credited to your Fifth Third Direct account.

      Although shares purchased under the Plan will be registered in the name of Fifth Third Bank or its nominee, you may participate in the Plan and continue to hold your current shares in your own name. Alternatively, you may choose to deposit any certificates for shares of common stock held in your own name to your Fifth Third Direct account. This added convenience is available to you under the Plan at no cost and the procedures are described in Question 17.

6.    Who is the independent agent?

      We will appoint an independent agent from time to time to execute purchases and sales of common stock on behalf of the Plan and its participants for purchases and sales to be made in the open market. See

Question 14. The independent agent will be a registered broker-dealer or bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

      The independent agent will not be an affiliate of Fifth Third. We will not exercise any direct or indirect control or influence over the times when or the prices at which the independent agent may purchase/sell our common stock for the Plan, the amount of common stock to be purchased/sold, or the manner in which the common stock is to be purchased/sold.


7.    What fees are associated with participation?

      The fees associated with enrollment and participation in Fifth Third Direct are summarized in the chart below:



      Dividend Reinvestment Fee                   5% of the amount reinvested,
                                                  Maximum of $3.00
                                                  plus $0.04 commission per
                                                  share

      Purchase by check or money order            $3.00 per purchase
                                                  plus $0.04 commission per
                                                  share

      Monthly purchase by automatic withdrawal    $2.00 per purchase
                                                  plus $0.04 commission per
                                                  share

      Sale of stock                               $10.00 plus
                                                  $0.04 commission per share


      Stock Certificate                           $10.00 per certificate

      Withdrawal/Termination from Plan            $10.00


      Returned Check/Insufficient Funds           $25.00 per check/ACH reject

      Duplicate Statement                         $10.00 per year requested


      (If a check or ACH withdrawal is returned for insufficient funds, Fifth Third Bank reserves the right to sell all or a portion of your plan shares to cover the returned check fee. See Question 15.)


8.    What are my dividend reinvestment options?


      When you enroll, you must indicate on the enrollment form whether you want all or a portion of the cash dividends paid on your shares held in your Fifth Third Direct account reinvested. If you do not indicate a preference, 100% of all dividends on the shares held in your account on the dividend record date will be reinvested in additional shares of Fifth Third common stock on the dividend payment date.

      You must choose one of the following options when completing the dividend reinvestment section of the enrollment form:


      * Full Dividend Reinvestment. Purchase additional shares by reinvesting all of your cash dividends on all shares for which you are the registered holder.

      * Partial Dividend Reinvestment. You may reinvest less than all of your cash dividends by reinvesting your dividends based on either a specified percentage or a specified number of shares for which you are the registered holder. You will receive a cash dividend on the remaining shares for which you are the registered holder.

      * Optional Cash Purchase Only. You may choose to receive cash for all dividends paid on shares for which you are the registered holder and participate in the Plan's cash purchase option only.

      If you choose partial dividend reinvestment, you may have your remaining cash dividends (which are not reinvested) deposited directly into your bank account instead of receiving a check by mail. Simply complete the appropriate sections of the Dividend Direct Deposit authorization form or notify Fifth Third Bank and request a Dividend Direct Deposit authorization form.

      You may change your dividend reinvestment election at any time by completing a new enrollment form and delivering the form to Fifth Third Bank. Requested changes must be received at least three business days prior to the next record date to be effective for that payment date.

      You should note that under U.S. federal income tax law, dividends are taxable to you even if your dividends are reinvested through the Plan. We will mail you a Form 1099-DIV reporting your dividends (including reinvested dividends) shortly after the close of each calendar year. Should you elect to sell all or a portion of your shares, we will mail you a Form 1099-B for the gross proceeds of your sale shortly after the close of each calendar year.


9.    How do I make an additional investment?

      After you have opened your Fifth Third Direct account, you may buy additional shares (including fractional shares) by check or money order as often as bi-monthly. You may also arrange for automatic monthly purchases from your bank checking or savings account. Under either method, each purchase you make may be for a minimum of $50.00 up to a maximum of $5,000.00. Use the form enclosed with your plan statement or call Fifth Third Bank for additional forms. To make an additional investment, you will need to follow one of the following payment procedures:


      * You may pay by check or money order payable to "Fifth Third Direct" in U.S. dollars, drawn on a U.S. bank, in the amount of the voluntary cash investment, plus the $3.00 transaction fee plus $0.04 commission per share. No interest will be earned on these funds held by the agent prior to their investment. Third party checks and foreign checks will not be accepted and will be returned to the sender. Please do not send cash. Send the completed form and payment to Fifth Third Bank. This check must be received no later than 3 business days before the investment date. Checks received after this date will purchase shares on the succeeding investment date.

      * Alternatively, you may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution. There will be a $2.00 processing charge for each transaction plus $0.04 commission per share.
           You may elect the automatic cash withdrawal option by simply completing and signing an automatic debit enrollment form, providing the necessary information, together with a voided blank check or checking/savings account deposit slip, and designating the amount, account number and U.S. bank routing number from which the funds are to be withdrawn each month. Automatic debit enrollment forms are available by calling Fifth Third Bank. Participants who do not make a minimum of twelve automatic transactions in a twelve-month time period will incur a $25.00 transaction fee.


      If you elect this automatic debit feature, funds will be withdrawn from your bank account on or about the 20th of each month (or the next business day if the 20th is not a business day), and will be invested in Fifth Third common stock on or about the 1st of the following month (or the next business day if the 1st is not a business day). Allow four to six weeks for the initial withdrawal. You may change the amount of money or terminate an automatic monthly withdrawal of funds by submitting a new automatic debit enrollment form.

10.   When will shares be purchased?


      Fifth Third Direct's investment date will be on or about the 1st and 15th days of the month, except in those months in which a dividend is paid at which time the second investment date will be the dividend payable date (or the next business days if the 1st and 15th are not business days). To make an investment on the next investment date, Fifth Third Bank must receive your request for purchase and funds by the following dates:


      * To qualify for the investment date, requests for additional purchases made by check must be received by Fifth Third Bank three business days prior to the investment date.
      * For automatic monthly investments, funds will be debited from your bank account on or about the 20th of every month, and will be invested in Fifth Third common stock on or about the 1st of the following month.
      * When dividends are paid on the common stock, we will promptly pay to Fifth Third Bank the dividends payable on your shares held in your Fifth Third Direct account. Fifth Third Bank will invest all dividend funds authorized to be reinvested within the same time frame as used for additional cash purchases.


      Fifth Third Bank will commingle all funds to be invested on an investment date. If the investment date is not a day on which the Nasdaq National Market is open, or falls on a day which is not a business day for Fifth Third Bank, then the investment will occur on the next succeeding business day. Cash purchases not received before the applicable deadline will not be invested until the next succeeding investment date. No interest will be paid on any funds held by Fifth Third Bank between investment dates. Once funds have been deposited with us, you may not request a cash refund or otherwise change your order.


11.   How will the price be determined for purchased shares?


      All shares purchased with reinvested dividends or optional cash investments will be purchased on the open market. The price per share of all shares so purchased in the open market will be the market price of such shares on the Nasdaq National Market on the date of purchase.

      When you use reinvested dividends, send in a payment or have funds automatically withdrawn to buy Fifth Third common stock, your funds will be used to buy the number of shares (including fractional shares to three decimal places) that may be purchased with your funds at the price described above, after deducting the applicable processing fees and commissions.


12. How will shares purchased under Fifth Third Direct be allocated to my account?


      Shares of common stock purchased with reinvested dividends or optional cash investments will be allocated by Fifth Third Bank among the accounts of all participants. If you participate, the number of shares that will be allocated to your account following any investment date will depend on the amount of your dividends and optional cash investments (if any) available for investment on that date and the purchase price of the shares. Your account will be credited with a number of shares (including fractions computed to three decimal places) equal to the total funds to be invested for you, divided by the applicable purchase price.


13.   Will fractional shares be purchased?

      Yes. If any dividend or optional cash payment is not sufficient to purchase a whole share of Fifth Third common stock, a fractional share equivalent will be credited to your account. All fractional shares are computed to three decimal places.


14.   What is the source of shares purchased through the Plan?

      On each investment date, Fifth Third Direct will purchase shares on the open market as follows. Fifth Third Bank will cause the independent agent to purchase shares of common stock in the open market. Neither Fifth Third nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the independent agent.


      If at any time the independent agent is unable to purchase shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither we nor Fifth Third Bank will have any liability to any participant arising out of the inability to make purchases at that time.

15.   What is the policy on returned checks and insufficient funds?


      In the event that any check or other deposit is returned unpaid for any reason or your designated bank account does not have sufficient funds for an automatic debit, Fifth Third Bank will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Fifth Third Bank may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25.00 administrative charge for any check or other deposit that is returned unpaid by your bank. This fee will be collected by Fifth Third Bank through the sale of the number of shares from your account necessary to satisfy the fee.

16.   May I receive a stock certificate?

      You may obtain a certificate for a fee of $10.00 per certificate for some or all of your whole shares held in your Fifth Third Direct account at any time by simply submitting a written request with a check or money order for the fee to Fifth Third Bank to withdraw shares from your Fifth Third Direct account. We will issue certificates in the exact name(s) shown on the account. To have certificates issued in a different name, follow the procedures in Question 19. Generally, we will send you the requested certificates within two weeks after receiving your request.

      No certificates will be issued for fractional shares of common stock. Instead, the market value of any fractional shares will be paid in cash. You may continue to reinvest dividends on shares through Fifth Third Direct even though you receive certificates.

17.   Does Fifth Third Direct offer safekeeping services?

      Yes. If you have Fifth Third common stock certificates, you may send them to us for deposit as book-entry shares held in your plan account. With safekeeping, you no longer bear the cost and risk associated with the storage, loss, theft, or destruction of stock certificates. To use the safekeeping service, send your certificates to us by insured registered mail. Include signed, written instructions to us to deposit the shares in a plan account for safekeeping. Do not endorse the certificates or complete the assignment section on the back of the certificates.

18.   May I sell shares I hold through Fifth Third Direct?


      Yes. Shares held in your Fifth Third Direct account may be sold on your behalf by completing and submitting the Other Transactions Form portion of the reinvestment account statement. Fifth Third Bank (through the independent agent) will cause your shares to be sold on the open market on Friday (or the next business day if the markets are closed or a bank holiday) (the "sale date"), provided that the request is received at least three business days prior to the sale date. Fifth Third Bank will send you a check for the proceeds, less an administrative service charge of $10.00 plus $.04 commission per share. You will not receive interest on sales proceeds held pending disbursement.

Please bear in mind that Fifth Third Direct is not a market timing investment vehicle. The price of Fifth Third common stock may rise or fall during the period between a request for sale, its receipt by Fifth Third Bank, and the ultimate sale on the open market. Instructions sent to Fifth Third Bank to buy/sell shares are binding and may not be rescinded. Should you elect to sell all or a portion of your shares, we will mail you a Form 1099-B for the gross proceeds of your sale shortly after the close of each calendar year.

      Alternatively, you may sell your shares through a stockbroker of your choice, or privately. In either case, request certificates for your shares (see Question 16 above) and, upon receipt, proceed as you would to sell any other stock for which you have the certificates.


      Please note that if your Fifth Third Direct account holds less than one full share, we may close the account, liquidate the fractional share and send you a check representing the market value of the fractional share that was in the account less the $10.00 withdrawal fee.

19.   How do I transfer shares that I hold to someone else?


      To transfer ownership of some or all of your shares held through Fifth Third Direct you may call Fifth Third Bank at 1-800-837-2755 for complete transfer instructions. The share certificate fee of $10 per certificate shall be payable to Fifth Third Direct. You will be asked to send to Fifth Third Bank written transfer instructions. Your signature must be "Medallion Guaranteed" by a qualified financial institution. Most banks and brokers participate in a Medallion Guarantee program. The Medallion Guarantee program is intended to ensure that the individual signing is in fact the owner of the participant's account. A notary is not sufficient.


20.   How may I close my Fifth Third Direct account?


      You may close your account at any time using the Other Transactions Form portion of your reinvestment statement. Your account will be closed within 15 business days after we receive your written instructions. There will be a withdrawal fee of $10.00, plus share certificate fee(s), if applicable. When your account is closed, we will send you a certificate representing all of the full shares in your account net of the certificate fees, registered in the same name as that of the account. (If you wish a different registration, please see Question 19 above.) We will liquidate any fractional share in your account and send you a check for the proceeds.

      Alternatively, you may direct us to sell any or all of the shares in your account on the open market. If shares are sold, a sales fee of $10.00 plus $.04 commission per share will be deducted from the proceeds in addition to the withdrawal fee of $10.00, and we will mail you a check for the net proceeds. This sale will occur on the next scheduled sale date provided the notice of sale has been received by the deadline described in Question 18 above. You will not receive interest on sales proceeds held pending disbursement.

      To close an account on the death of a sole account holder, the executor should contact Fifth Third Bank for specific instructions.
If your request to close your account is received between a dividend record date and a dividend payment date, your account will not be closed until after you receive the shares resulting from the pending dividend reinvestment.


21.   How do I contact Fifth Third Bank, the Plan Administrator?

               You may contact Fifth Third Bank by writing to:

                             Fifth Third Direct
                            c/o Fifth Third Bank
                     38 Fountain Square Plaza, MD 10AT66
                           Cincinnati, Ohio  45263

      You may also telephone Fifth Third Bank toll free at 1-800-837-2755. Customer service representatives are available between the hours of 8 A.M. and 5 P.M. Eastern Time, Monday through Friday.

22.   How may I keep track of my account's activity?


      Easy to read statements of your year-to-date account activity will be sent to you after each additional investment, dividend reinvestment or sale of shares. Each statement will show the amount invested, the purchase or sale price of Fifth Third Direct transactions, the number of shares purchased or sold and certain Plan fees, as well as any activity associated with share deposits or withdrawals. Please notify Fifth Third Bank promptly in writing if your address changes.

      As a Fifth Third Shareholder, you will receive copies of the same communications sent to all other holders of Fifth Third common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. Please retain all transaction statements for your records. The statements contain important tax and other information. You will be charged a fee if you require a duplicate statement.


23. What happens if Fifth Third issues a stock dividend or declares a stock split or rights offering?

      Any stock dividends or split shares distributed by Fifth Third to holders of common stock held in Fifth Third Direct accounts will be added to your account balance. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in a Fifth Third Direct account.

24.   May I vote my Fifth Third Direct shares at shareholders' meetings?

      Yes. In connection with any meeting of Fifth Third shareholders, you will be sent a proxy card representing both the shares for which you hold physical certificates and the shares held in your Fifth Third Direct account. Those shares will be voted as you indicate on the returned proxy card or as otherwise set forth in the proxy materials. Fractional shares will also be voted.

25.   May Fifth Third Direct be amended or terminated?


      Yes. Fifth Third and Fifth Third Bank may suspend, modify or terminate the Plan at any time. All participants will receive notice of any suspension, modification or termination. If Fifth Third Direct is terminated, certificates for whole shares held in your account will be issued and a cash payment will be made for any fractional share. Fifth Third reserves the right, in its sole discretion, to deny, suspend or terminate participation by a participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan.


26.   What are the responsibilities of Fifth Third and Fifth Third Bank?

      Neither Fifth Third nor Fifth Third Bank will be liable for any act or omission to act, which was done in good faith or for actions required by law. This includes any claims for liability relating to:

      *    the prices at which shares are purchased or sold for your account,
      *    the dates of purchases or sales,
      * any changes in the market value of Fifth Third stock, any claim of liability arising out of the failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death along with a request to terminate participation from a qualified representative of the deceased,
      *    rejections of automatic checking or savings account deductions,
      *    check clearing, or
      *    fees described in this Prospectus.

      You should recognize that neither Fifth Third nor Fifth Third Bank may assure you of a profit or protect you against a loss on shares purchased through Fifth Third Direct. Although Fifth Third currently contemplates the continuation of quarterly dividends, the payment of dividends is subject to the discretion of Fifth Third's Board of Directors and will depend upon future earnings, the financial condition of Fifth Third, and other factors. Additionally, dividends may increase or decrease.

27.   What are the tax consequences of participating in Fifth Third Direct?


      Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in Fifth Third Direct (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

      Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each calendar year.

      You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your Fifth Third Direct account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares). In order to determine the tax basis for shares in your account, you should retain all account transaction statements. You will be charged a fee if you require a duplicate statement.


      Participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the plan. Where applicable, this withholding tax generally is imposed at the rate of 30%; but this rate may be reduced by treaty between the U.S. and the country in which the participant resides.

      Dividends paid on shares in Fifth Third Direct accounts may be subject to "the backup withholding" provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then Fifth Third Bank must withhold 31% from the amount of dividends, the proceeds of the sale of a fractional share, and the proceeds of any sale of whole shares.

                           ADDITIONAL INFORMATION

      Use of Proceeds. All shares of Fifth Third common stock acquired under the plan will be purchased by the independent agent in open market transactions, and will provide no cash proceeds to Fifth Third.

      Experts. The financial statements incorporated in this Prospectus by reference from Fifth Third Bancorp's Annual Report on Form 10-K for the year-ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION

      Fifth Third files annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy reports, proxy statements and other information filed by Fifth Third at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Fifth Third's reports, proxy statements and other information are also available from commercial document retrieval services and at the SEC's website located at http://www.sec.gov.

      Fifth Third's common stock is traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "FITB". Documents filed by Fifth Third with the SEC also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      Fifth Third has filed a registration statement to register with the SEC the shares of common stock offered hereby. As allowed by SEC rules, this document does not contain all the information that shareholders may find in the Fifth Third registration statement or the exhibits to the Fifth Third registration statement.

      The SEC allows Fifth Third to "incorporate by reference" information into this document, which means that they may disclose important information to shareholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the document.

      This document incorporates by reference the documents set forth below:

      * Fifth Third's Annual Report on Form 10-K for the year ended December 31, 1999;

      * Fifth Third's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000; and

      *    Fifth Third's Proxy Statement dated February 9, 2000.

      Additional documents that Fifth Third may file with the SEC between the date of this Document and the date of the sale of the shares of common stock offered hereby are also incorporated by reference. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from Paul L. Reynolds, Assistant Secretary, Fifth Third Bancorp, 38 Fountain Square, Cincinnati, Ohio 45263 (telephone number: (513) 579-5300).

      You should rely only on the information contained or incorporated by reference in this document to make your determination on whether or not to make an investment in the shares of Fifth Third common stock offered hereby. No one has been authorized to provide any information that is different from what is contained in this document.

                             Fifth Third Direct

                                    Stock
                                  Purchase
                                      &
                                  Dividend
                                Reinvestment
                                    Plan

                              Fifth Third Bank
            Working Hark To Be The Only Bank You'll Ever Need.(r)

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

Item 14.   Other Expenses of Issuance and Distribution.

      The following is an itemized statement of the fees and expenses (all but the SEC fees are estimates) in connection with the issuance and distribution of the shares of common stock being registered hereunder. All such fees and expenses shall be borne by Fifth Third except for underwriting discounts and commissions and transfer taxes, if any, with respect to any shares being sold by the selling shareholders.


      Commission Registration Fees          $17,028
      Nasdaq National Market Listing Fee        -0-
      Blue Sky fees and expenses                -0-
      Printing expenses                       9,000
      Attorneys fees and expenses            15,000
      Accounting fees and expenses            5,000
      Miscellaneous                             -0-
          Total                             $46,028
                                            =======

Item 15.   Indemnification of Directors and Officers

      Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

      The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.


      In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (1) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (2) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Fifth Third.

      The code of regulations of Fifth Third provides that Fifth Third shall indemnify each director and each officer of Fifth Third, and each person employed by Fifth Third who serves at the written request of the President of Fifth Third as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, to the full extent permitted by Ohio law. Fifth Third may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

      Fifth Third carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16.   Exhibits and Financial Statement Schedules


Document                                                    Exhibit
--------                                                    -------

Consent of Deloitte & Touche LLP                              23.1

A power of attorney where various individuals authorize       24.1*
the signing of their names to any and all amendments to
this Registration Statement and other documents submitted
in connection herewith was contained on the first page of
the signature pages following Part II of the Registration
Statement as originally filed

Enrollment Form-Current Participants                          99.1

Enrollment Form-New Participants                              99.2

___________________
*     Previously filed.

Item 17.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
                  change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
           (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Fifth Third pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to Registration Statement No. 333-41164 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 18, 2000.

                                       FIFTH THIRD BANCORP


                                       /s/ George A. Schaefer, Jr.
                                       -------------------------------------
                                       By:  George A. Schaefer, Jr.
                                       President and Chief  Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-41164 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/  George A. Schaefer, Jr.                Date:  August 18, 2000
---------------------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer

Principal Financial Officer:

/s/ Neal E. Arnold*                         Date:  August 18, 2000
---------------------------------------
Neal E. Arnold
Chief Financial Officer, Executive
Vice President and Treasurer

Principal Accounting Officer:

/s/ Roger W. Dean*                          Date:  August 18, 2000
---------------------------------------
Roger W. Dean
Controller

Directors of the Company:

/s/ Darryl F. Allen*                        Date:  August 18, 2000
---------------------------------------
Darryl F. Allen

/s/ John F. Barrett*                        Date:  August 18, 2000
---------------------------------------
John F. Barrett

/s/ Gerald V. Dirvin*                       Date:  August 18, 2000
---------------------------------------
Gerald V. Dirvin

/s/ Thomas B. Donnell*                      Date:  August 18, 2000
---------------------------------------
Thomas B. Donnell

---------------------------------------
Richard T. Farmer

/s/ Joseph H. Head, Jr.*                    Date:  August 18, 2000
---------------------------------------
Joseph H. Head, Jr.

/s/ Joan R. Herschede*                      Date:  August 18, 2000
---------------------------------------
Joan R. Herschede

---------------------------------------
Allen M. Hill

/s/ William G. Kagler*                      Date:  August 18, 2000
---------------------------------------
William G. Kagler

/s/ James D. Kiggen*                        Date:  August 18, 2000
---------------------------------------
James D. Kiggen

/s/ Jerry L. Kirby*                         Date:  August 18, 2000
---------------------------------------
Jerry L. Kirby

/s/ Robert L. Koch, II*                     Date:  August 18, 2000
---------------------------------------
Robert L. Koch, II

/s/ Mitchel D. Livingston, Ph.D.*           Date:  August 18, 2000
---------------------------------------
Mitchel D. Livingston, Ph.D.

/s/ Robert B. Morgan*                       Date:  August 18, 2000
---------------------------------------
Robert B. Morgan

/s/ David E. Reese*                         Date:  August 18, 2000
---------------------------------------
David E. Reese

/s/ James E. Rogers*                        Date:  August 18, 2000
---------------------------------------
James E. Rogers

/s/ Brian H. Rowe*                          Date:  August 18, 2000
---------------------------------------
Brian H. Rowe

/s/ George A. Schaefer, Jr.                 Date:  August 18, 2000
---------------------------------------
George A. Schaefer, Jr.

/s/ John J. Schiff, Jr.*                    Date:  August 18, 2000
---------------------------------------
John J. Schiff, Jr.

/s/ Donald B. Shackelford*                  Date:  August 18, 2000
---------------------------------------
Donald B. Shackelford

/s/ Dennis J. Sullivan, Jr.*                Date:  August 18, 2000
---------------------------------------
Dennis J. Sullivan, Jr.

---------------------------------------
Dudley S. Taft

/s/ Thomas W. Traylor*                      Date:  August 18, 2000
---------------------------------------
Thomas W. Traylor

/s/ Alton C. Wendzel*                       Date:  August 18, 2000
---------------------------------------
Alton C. Wendzel

*     By:  /s/  George A Schaefer, Jr.
           ----------------------------
           George A. Schaefer, Jr., as
           attorney-in-fact pursuant to
           a power of attorney previously
           filed

                               Exhibits Index


Exhibit Number     Description
--------------     -----------

23.1               Consent of Deloitte & Touche LLP

24.1* A power of attorney where various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection herewith was contained on the first page of the signature pages following Part II of the Registration
                   Statement as originally filed

99.1               Enrollment Form-Current Participants

99.2               Enrollment Form-New Participants

___________________
*     Previously filed


